EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-72656 and 33-74616) of Aetrium Incorporated of our report dated January 31, 1997 appearing on page 15 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
March 26, 1997